Exhibit 23.2

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

As an independent Certified Public Accountant, I hereby consent to the incorporation in this Form S-1 Registration Statement of my Audit Report of Revolutionary Concepts, Inc. dated March 28, 2008 for the period ended December 31, 2007, and to all references to my Firm included in this registration statement.

/s/ Greg Lamb
Greg Lamb Arlington, TX May 9, 2008